Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	July 25, 2013 Contact: Gary Russell, Investor Relations 713-651-4434

FOR IMMEDIATE RELEASE

Key Energy Services Generated Second Quarter 2013 Normalized Earnings of $0.01 Per Share

GAAP Earnings Were a Loss of $0.03 Per Share

HOUSTON, TX, July 25, 2013 – Key Energy Services, Inc. (NYSE: KEG) generated second quarter 2013 consolidated revenues of $411.4 million and normalized pre-tax income from continuing operations of $2.2 million, or $0.01 per share. Normalized pre-tax income from continuing operations excludes $8.3 million, or $0.04 per share, of severance and restructuring costs. On a GAAP basis, the second quarter 2013 net loss from continuing operations was $4.1 million, or $0.03 per share. Both GAAP and normalized results include $2.3 million of pre-tax equipment mobilization costs associated with international operations.

First quarter 2013 consolidated revenues were $428.4 million with normalized pre-tax income from continuing operations of $1.4 million, or $0.01 per share, which excludes a $2.2 million pre-tax charge associated with an executive retirement. On a GAAP basis, first quarter 2013 net loss from continuing operations was $274,000, or $0.00 per share.

Overview of Results

Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “We are pleased that, on a normalized basis, Key’s U.S. segment delivered 50% operating income growth on a sequential revenue increase of 4.5%. This strong U.S. performance was driven by operational and cost efficiencies and effective execution in the restructuring of Fluid Management Services, which offset the impact of a severe activity decline in the North Region of Mexico within our International Segment.”

The following table sets forth summary data from continuing operations for the second quarter 2013 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	June 30,	March 31,	June 30,
	2013	2013	2012
	(in millions, except per share amounts)
Revenues	$411.4	$428.4	$516.0
Income (loss) attributable to Key	(4.1)	(0.3)	31.5
Diluted earnings (loss) per share attributable to Key	(0.03)	(0.00)	0.21
Adjusted EBITDA	73.8	68.8	114.7

U.S. Segment

Second quarter 2013 U.S. revenues were $361.7 million, up 4.5% compared to $346.1 million in the first quarter 2013. Second quarter U.S. normalized operating income was $57.5 million, or 15.9% of revenues, compared to $38.3 million, or 11.1% of revenues, in the first quarter. Second quarter U.S. normalized operating income excludes $2.4 million of severance and restructuring costs primarily associated with the Fluid Management Services restructuring.

July 25, 2013

U.S. results benefited from improved operational efficiencies in Rig Services and Coiled Tubing Services. Fluids Management Services generated a slight profit, inclusive of the restructuring expenses and despite flat market activity and strong competitive pressures.

International Segment

Second quarter 2013 international revenues were $49.7 million, down 39.7% compared to $82.4 million in the first quarter 2013. Second quarter international normalized operating loss was $5.8 million, or -11.8% of revenues, compared to first quarter operating income of $11.9 million, or 14.4% of revenues. Second quarter international normalized operating loss excludes $5.2 million of expenses primarily associated with severance in Mexico but includes $2.1 million of expenses associated with rig mobilizations.

Second quarter financial results were negatively impacted by the worse than anticipated activity decline in the North Region of Mexico. Key’s active Mexico rig count averaged 16 rigs operating during the second quarter compared to an average of 40 rigs operating in the first quarter. The 60% quarter-over-quarter revenue decline in Mexico drove a normalized decremental operating income margin of 54%, due to operating inefficiencies associated with the sharp activity decline.

Functional Support Segment

Functional Support operating expense was $35.7 million during the second quarter 2013 compared to $38.3 million in the first quarter. Second quarter Functional Support expense included $0.7 million of corporate severance. First quarter Functional Support expense included a $2.2 million charge associated with an executive retirement.

General and Administrative Expenses

General and administrative expenses, which include Functional Support, were $57.7 million, or 14.0% of revenues, for the second quarter 2013 compared to $63.2 million, or 14.8% of revenues, in the prior quarter.

Capital Expenditures and Liquidity

Capital expenditures were $35.4 million during the second quarter 2013 and $72.6 million through June 30, 2013. Key’s consolidated cash balance at June 30, 2013 was $24.7 million compared to $39.9 million at March 31, 2013. Total debt at June 30, 2013 was $867.8 million compared to total debt of $878.1 million at March 31, 2013. At the end of the second quarter, there was $310.9 million of unused capacity under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of the second quarter 2013 was 39.4%.

Outlook

Commenting on Key’s outlook, Alario, stated, “In the U.S., we expect third quarter market activity levels roughly flat with the second quarter, followed by a typical seasonal activity decline in the fourth quarter. As such, we anticipate Key’s third quarter U.S. revenues and margin will be similar to the second quarter’s results. Internationally, we expect approximately breakeven operating income in the third quarter, inclusive of ongoing equipment mobilization expense, as we continue to redeploy idle rigs from the North Region of Mexico to higher demand markets.”

July 25, 2013

Conference Call Information

As previously announced, Key management will host a conference call to discuss its second quarter 2013 financial results on Friday, July 26, 2013 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 96056301. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Friday, July 26, 2013, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 96056301. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

July 25, 2013

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
REVENUES	$411,390	$428,449	$515,997	$839,839	$1,002,748
COSTS AND EXPENSES:
Direct operating expenses	287,102	299,182	343,996	586,284	655,493
Depreciation and amortization expense	58,208	54,193	52,452	112,401	103,641
General and administrative expenses	57,736	63,245	58,081	120,981	118,999

Operating income	8,344	11,829	61,468	20,173	124,615

Interest expense, net of amounts capitalized	13,984	13,804	13,730	27,788	25,612
Other (income) loss, net	430	(1,223)	(1,380)	(793)	(2,409)

Income (loss) from continuing operations before tax	(6,070)	(752)	49,118	(6,822)	101,412
Income tax benefit (expense)	2,298	566	(17,419)	2,864	(36,232)

Income (loss) from continuing operations	(3,772)	(186)	31,699	(3,958)	65,180
Loss from discontinued operations, net of tax	—	—	(2,454)	—	(33,359)

Net income (loss)	(3,772)	(186)	29,245	(3,958)	31,821

Income (loss) attributable to noncontrolling interest	356	88	204	444	(410)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$(4,128)	$(274)	$29,041	$(4,402)	$32,231

Earnings (loss) per share attributable to Key:
Basic and diluted	$(0.03)	$—	$0.19	$(0.03)	$0.21
Weighted average shares outstanding:
Basic	152,384	151,967	151,087	152,175	151,110
Diluted	152,384	151,967	151,100	152,175	151,168
Income (loss) from continuing operations attributable to Key:
Income (loss) from continuing operations	(3,772)	(186)	31,699	(3,958)	65,180
Income (loss) attributable to noncontrolling interest	356	88	204	444	(410)

Income (loss) from continuing operations attributable to Key	$(4,128)	$(274)	$31,495	$(4,402)	$65,590

Earnings (loss) per share from continuing operations attributable to Key:
Basic and diluted	$(0.03)	$—	$0.21	$(0.03)	$0.43
Loss from discontinued operations, net of tax:	$—	$—	$(2,454)	$—	$(33,359)
Loss per share from discontinued operations:
Basic and diluted	$—	$—	$(0.02)	$—	$(0.22)

July 25, 2013

Condensed Consolidated Balance Sheets (in thousands):

	June 30,
	2013	December 31,
	(unaudited)	2012
ASSETS
Current assets:
Cash and cash equivalents	$24,735	$45,949
Other current assets	595,132	543,845

Total current assets	619,867	589,794
Property and equipment, net	1,394,593	1,436,674
Goodwill	624,858	626,481
Other assets, net	93,119	108,639

TOTAL ASSETS	$2,732,437	$2,761,588

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$90,272	$104,073
Other current liabilities	174,745	201,023

Total current liabilities	265,017	305,096
Long-term debt, less current portion	867,832	848,110
Other non-current liabilities	329,936	321,050
Equity	1,269,652	1,287,332

TOTAL LIABILITIES AND EQUITY	$2,732,437	$2,761,588

Consolidated Cash Flow Data (in thousands, unaudited):

	Six Months Ended
	June 30,	June 30,
	2013	2012
Net cash provided by operating activities	$46,681	$191,852
Net cash used in investing activities	(83,296)	(300,779)
Net cash provided by financing activities	14,917	104,502
Effect of exchange rates on cash	484	(2,738)
Net decrease in cash and cash equivalents	(21,214)	(7,163)
Cash and cash equivalents, beginning of period	45,949	35,443

Cash and cash equivalents, end of period	$24,735	$28,280

July 25, 2013

Segment Revenue and Operating Income from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Revenues
U.S. Operations:
Rig Services	$173,597	$161,750	$208,765
Fluid Management Services	70,073	70,384	96,716
Coiled Tubing Services	54,342	49,291	56,929
Fishing & Rental Services	63,686	64,647	69,236

Total U.S. Operations	361,698	346,072	431,646
International Operations	49,692	82,377	84,351

Consolidated Total	$411,390	$428,449	$515,997

Operating Income
U.S. Operations	$55,093	$38,275	$82,497
International Operations	(11,006)	11,874	16,116
Functional Support	(35,743)	(38,320)	(37,145)

Consolidated Total	$8,344	$11,829	$61,468

Operating Income % of Revenues
U.S. Operations	15.2%	11.1%	19.1%
International Operations	(22.1)%	14.4%	19.1%
Consolidated Total	2.0%	2.8%	11.9%

July 25, 2013

	Six Months Ended
	June 30,	June 30,
	2013	2012
Revenues
U.S. Operations:
Rig Services	$335,347	$412,147
Fluid Management Services	140,457	194,560
Coiled Tubing Services	103,633	109,909
Fishing & Rental Services	128,333	140,003

Total U.S. Operations	707,770	856,619
International Operations	132,069	146,129

Consolidated Total	$839,839	$1,002,748

Operating Income
Operating Income
U.S. Operations	$93,368	$173,955
International Operations	868	26,484
Functional Support	(74,063)	(75,824)

Consolidated Total	$20,173	$124,615

Operating Income % of Revenues
U.S. Operations	13.2%	20.3%
International Operations	0.7%	18.1%
Consolidated Total	2.4%	12.4%

July 25, 2013

Following is a reconciliation of income from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations and Adjusted EBITDA from continuing operations as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to income (loss) from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Income (loss) from continuing operations	$(3,772)	$(186)	$31,699
Income tax (benefit) expense	(2,298)	(566)	17,419
Income attributable to noncontrolling interest, excluding depreciation and amortization	(512)	(544)	(596)
Interest expense, net of amounts capitalized	13,984	13,804	13,730
Interest income	(84)	(11)	(7)
Depreciation and amortization	58,208	54,193	52,452

EBITDA	$65,526	$66,690	$114,697

% of revenues	15.9%	15.6%	22.2%
Severance costs	6,321	—	—
Cancellation fees	1,937	—	—
Executive retirement	—	2,153	—

Adjusted EBITDA	$73,784	$68,843	$114,697

% of revenues	17.9%	16.1%	22.2%
Revenues	$411,390	$428,449	$515,997

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

July 25, 2013

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•

EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

July 25, 2013

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding future operational and activity expectations in the third and fourth quarters of 2013, anticipated financial performance in the third quarter of 2013, expected financial contribution of rigs that are being redeployed due to the decline in customer activity in Mexico, and anticipated revenue and margin performance in the third quarter of 2013. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly projections of revenue and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks associated with the restructuring of Key’s Fluid Management Services business; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks affecting Key’s international operations, including customer activity declines in Mexico and Key’s understanding of such customer’s spending plans; risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.